Exhibit 10.21

AMENDMENT TO THE

SPARTON CORPORATION

2010 LONG-TERM INCENTIVE PLAN

Sparton Corporation (“Employer”) has previously adopted the Sparton Corporation 2010 Long-Term Incentive Plan (“Plan”) for the benefit of its Employees.

SECTION 1

RECITALS

1.1 Plan Amendment. Employer has deemed it necessary and desirable to amend the Plan.

1.2 Effective Date of Amendment. This amendment of the Plan shall be effective June 24, 2010.

1.3 Intent. Employer is amending the Plan to modify the definition of Change of Control other than for the application of Section 409A of the Internal Revenue Code.

1.4 Effect of Restatement of Plan. If Employer restates the Plan, this amendment shall remain in effect after the restatement unless the provisions of this amendment are restated or superseded by the restatement.

1.5 Terms. Capitalized words and phrases used in this amendment have the same meanings given to them in the Plan, as amended, or this amendment, unless the language or context clearly indicates that a different meaning was intended.

1.6 Agreement. It is agreed by and between the parties hereto that the Plan shall be amended as follows.

SECTION 2

AMENDMENT TO PLAN

2.1 Change of Control. Exhibit A, CHANGE OF CONTROL, of the Plan is amended by deleting Section A.1. in its entirety and renumbering Section A accordingly.

SECTION 3

REAFFIRMATION OF THE PLAN

3.1 Affirmation. The Plan, as amended, is reaffirmed in all respects.

SECTION 4

SIGNATURES

This Plan amendment is signed on June 24, 2010.

Employer: Sparton Corporation

By:	/s/ Cary B. Wood
Its:	President and Chief Executive Officer

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